UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 7, 2016
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

ITEM 7.01: REGULATION FD DISCLOSURE

The information in this report is being furnished (i) pursuant to Regulation FD, and (ii) pursuant to item 12 Results of Operation and Financial Condition (in accordance with SEC interim guidance issued March 28, 2003).  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended. The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.
On September 7, 2016, John Wiley & Sons Inc., a New York corporation (the “Company”), issued a press release announcing the Company’s financial results for the first quarter of fiscal year 2017. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated.

Exhibit No. Description

99.1           Press release dated September 7, 2016 titled “Wiley Reports First Quarter Fiscal Year 2017 Results” (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1934, as amended).

Investor Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports First Quarter Fiscal Year 2017 Results

•	Revenue of $404 million, down 2% over prior year on a constant currency basis (-4% US GAAP)
•	Journal revenue up 2% on a constant currency basis and excluding the favorable impact of shifting to time-based subscriptions
•	Adjusted EPS of $0.52, down 9% on a constant currency basis (-4% US GAAP)
•	Signed agreement to acquire Atypon, an industry-leading provider of software and services that enable scholarly societies to publish and manage their content on the web

September 7, 2016 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and learning solutions that improve outcomes in research, professional practice, and education, today announced the following results for the first quarter of fiscal year 2017:

                                                                                                                                                                                                                                                 % Change
$ millions	Q117	Q116	Excluding FX	Including FX
Revenue	$404.3	$423.0	(2%)	(4%)
EPS:
GAAP	$0.53	$0.55		(4%)
Adjusted	$0.52	$0.58	(9%)	(10%)

Note: Results include a favorable transitional impact of shift to time-based journal subscriptions ($4 million revenue and $0.05 of EPS).  There is no cash impact from the change. Adjusted results exclude restructuring charges and credits as more fully described in the attached financial schedules.

Management Commentary
“Our largest and most profitable business, Research journals, delivered 2% revenue growth for the quarter, excluding the impact of moving to time-based subscriptions in calendar year 2016,” said Mark Allin, Wiley’s President and CEO.  “To further enhance our position in Research journals, we signed an agreement to acquire Atypon, a leading provider of research publishing software and services.  The acquisition will enable us to immediately accelerate our technology roadmap and provide advanced service offerings to scholarly societies and publishers.  Meanwhile, our digital solutions businesses continued to post double-digit revenue growth rates, while traditional book publishing remained under considerable market pressure, particularly in Education.”

Fiscal Year 2017 Outlook
Wiley reaffirms its fiscal year 2017 operational outlook of flat revenue and a mid-single digit decline in adjusted EPS excluding foreign exchange, the favorable impact from shifting to time-based journal subscription agreements (+$37 million in revenue and +$0.42 in EPS), and the partial year revenue contribution (approximately +$20 million) and EPS dilution (approximately -$0.15) of the Atypon acquisition.  The Atypon-related dilution includes the impacts of acquisition accounting (partial write-down of deferred revenue, amortization of acquired intangibles) and costs associated with initiating the migration of Wiley Online Library to Atypon’s Literatum platform.

Income Tax Appeal in Germany
A hearing was conducted in the German Federal Court today regarding Wiley’s 2014 tax appeal, and a final judgement is expected over the coming weeks.  The appeal is related to a 2003 merger of several of German subsidiaries into one operating entity, which enabled the Company to increase (“step-up”) the tax deductible net asset basis of the merged subsidiaries to fair market value.  In May 2012, the German tax authorities filed a challenge to this tax position.  Under the rules for the appeal, Wiley has been required to make deposits totaling $62 million to-date, including related interest.  If Wiley is successful in defending its position, the tax deposits will be returned with 6% simple interest.  If Wiley’s tax position is denied, deposited funds will not be returned and a related charge of approximately $60 million, predominantly non-cash, will be incurred. No further appeals are available beyond the current proceedings.

Foreign Exchange (FX)
Note that foreign exchange was adverse to first quarter revenue and EPS by $9 million and $0.01, respectively.  Wiley generates half of its revenue from outside the United States, and is therefore exposed to foreign exchange rate fluctuations, particularly in relation to the euro and pound sterling.  The weighted average rates for fiscal 2016 were 1.50 and 1.11, respectively.  Throughout this report, references are made to variances “excluding foreign exchange” or “on a constant currency basis”; such amounts exclude both currency translation effects and transactional gains and losses.

Adjusted Results
The Company provides financial measures referred to as “adjusted” contribution to profit and EPS, which exclude restructuring charges and certain tax benefits.  Variances to adjusted contribution to profit and EPS are on a constant currency basis unless otherwise noted.  Management believes the exclusion of such items provides additional information to facilitate the analysis of results.  These non-GAAP measures are not intended to replace the financial results reported in accordance with GAAP.

First Quarter Summary
•
First quarter revenue declined 4% on a US GAAP basis to $404.3 million.  Revenue decline 2% excluding the unfavorable impact of foreign exchange.  Performance was driven by growth in Journal Revenue (+2% excluding a $4 million favorable impact from the shift to time-based journal subscriptions), Online Program Management (+13%), Corporate Learning (+20%), Online Test Preparation (+23%), and Author-Funded Access (+39%), which was offset by weakness in Books across all three business segments (-16%).

•
First quarter EPS declined 4% on a US GAAP basis to $0.53.  Adjusted EPS declined 9% on a constant currency basis.  Adjusted EPS excludes restructuring charges and credits as further described in the attached reconciliation of US GAAP to Adjusted EPS.  The decrease in Adjusted EPS was due to the revenue decline and higher technology costs (+$10 million), including investment in Wiley’s ERP deployment and related systems, partially offset by one-time favorable items related to certain employee benefit plans (+$8 million).

•
Wiley Signs Definitive Agreement to Acquire Atypon for $120 million.  Atypon, a publishing-software and service provider based in Santa Clara, California, enables scholarly societies and publishers to deliver, host, enhance, market, and manage their content on the web.  Atypon’s Literatum platform hosts nearly 9,000 journals, 13 million journal articles, and more than 1,800 publication web sites for over 200 societies and publishers.  Atypon generated over $31 million in calendar year 2015 revenue. The transaction is expected to close with an effective date of October 1.

•
Net Debt and Cash Position: Net debt (long-term debt less cash and cash equivalents) at the end of July was $467.1 million, down from $481.1 million at the end of the prior year period.  Cash and cash equivalents as of July 31, 2016 were $185.9 million.

•
Free Cash Flow was a use of $165.5 million for the quarter compared to a use of $154.6 million in the prior year period mainly due to lower cash earnings from operations and higher incentive payments.  Note that free cash flow is seasonally negative in the first half of Wiley’s fiscal year principally due to the timing of cash collections for annual journal subscriptions.

•
Share Repurchases: Wiley repurchased 221,305 shares this quarter at a cost of $11.3 million, an average of $51.01 per share.  Over 4.5 million shares remain in authorized repurchase programs, including a 4 million share repurchase program approved in June.

•
Dividend: In June, the Board of Directors increased Wiley’s quarterly cash dividend by 3.3% to $0.31 per share on its Class A and Class B Common Stock.  It was the 23rd consecutive annual increase and raised the annualized dividend payout to $1.24 per share.

RESEARCH
•
Revenue:  First quarter revenue of $234.4 million rose 2% on a constant currency basis. Results were driven by 4% growth in Journal Revenue, with 3% growth in Journal Subscriptions (primarily due to a $4 million favorable impact from the shift to time-based journal subscriptions) and 39% growth in Author-Funded Access.  Books and References revenue was down 12%.  Overall, Research revenue on a US GAAP basis declined 1% reflecting the unfavorable impact of currency.

•
Adjusted Contribution to Profit:  First quarter adjusted contribution to profit of $63.2 million was essentially flat on a constant currency basis.  Contributions from revenue growth were offset by higher technology costs and other spending to support society journals. Excluding the favorable impact of time-based subscriptions, adjusted contribution to profit declined 6%. Contribution to profit on a US GAAP basis declined 3% reflecting the unfavorable impact of currency.

•
Calendar Year 2016 Journal Subscriptions:  As of the end of July, calendar year 2016 Journal Subscriptions increased 1% on a constant currency basis, with 98% of targeted business contracted for the 2016 calendar year.

•
Society Business:  Three new society contracts were signed in the quarter with combined annual revenue of $2.9 million; 13 were renewed with combined annual revenue of $13.2 million; and four with combined annual revenue of $1.3 million were not renewed.

•
Journal Impact Index:  In July 2016, Wiley announced an increase in impact factors across more than half of its indexed titles.  According to the 2015 Journal Citation Reports (JCR), recently released by Thomson Reuters, 58% of Wiley journals increased their impact factor from 2014 to 2015.  Wiley had 1,204 journals indexed (73% of the Wiley portfolio), an increase on the previous year, with 11 Wiley titles receiving their first impact factor in this year’s JCR release. In addition, 26 Wiley journals achieved a top-category rank, including CA-A Cancer Journal forClinicians (Impact Factor of 131.7, ranked #1 in Oncology), World Psychiatry (Impact Factor of 20.2, ranked #1 in Psychiatry), and Biological Reviews (Impact Factor of 10.7, ranked #1 in Biology).  The Thomson Reuters index is a barometer of journal influence across the research community.

PROFESSIONAL DEVELOPMENT
•
Revenue:  First quarter revenue declined 2% on a constant currency basis to $96.1 million with growth in Corporate Learning (+20%), Online Test Preparation (+23%), and Assessment (+2%) more than offset by the decline in Books (10%).   Revenue on a US GAAP basis fell 3% with results impacted by unfavorable foreign exchange.

•	Adjusted Contribution to Profit: First quarter adjusted contribution rose 7% due to continued efficiency gains. Contribution to Profit on a US GAAP basis grew 3%.
•
Partnerships:   In August, Wiley announced a publishing agreement with Amazon Web Services (AWS) to introduce official study guide learning tools for the AWS Certification Program. The AWS Certification Program recognizes IT professionals that possess the skills and technical knowledge necessary for building and maintaining applications and services on the AWS Cloud. To earn an AWS Certification, individuals must demonstrate their proficiency in a particular area by passing an AWS Certification Exam.

EDUCATION
•
Revenue:  First quarter revenue declined 14% on a constant currency basis to $73.8 million as declines in Books (-28%) and Custom Material (-15%) offset growth in Online Program Management (+13%).  The decline in textbooks and other course materials reflects the continued weakness in overall textbook demand and further share gain in textbook rental.  Revenue on a US GAAP basis fell 15%.

•	Contribution to Profit: First quarter contribution to profit on an adjusted and US GAAP basis declined to a loss of $2 million, driven by the revenue decline.
•
Online Program Management:  As of July 31, 2016, Wiley had 37 university partners and 232 programs under contract, compared to 38 partners and 226 programs at the end of last quarter. Ten (10) new programs were contracted with existing partners in the quarter; one partnership and four programs expired in the quarter.

Earnings Conference Call
•	Scheduled for today, September 7, at 10:00 a.m. (EDT)
•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 430-8669 and enter the participant code 6085207#
•	International callers, please dial (719) 457-2695 and enter the participant code 6085207#
•	An archive of the webcast will be available for a period of up to 14 days

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.   In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

JOHN WILEY & SONS, INC.
UNAUDITED SUMMARY OF OPERATIONS
FOR THE FIRST QUARTER ENDED
JULY 31, 2016 AND 2015
(in thousands, except per share amounts)

FIRST QUARTER ENDED JULY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX

Revenue	$404,285		404,285	422,981		422,981	-4%	-2%

Costs and Expenses
Cost of Sales	113,169		113,169	119,729		119,729	-5%	-3%
Operating and Administrative	235,649		235,649	242,498		242,498	-3%	-1%
Restructuring (Credits) Charges (A)	(920)	920	-	3,425	(3,425)	-
Amortization of Intangibles	12,573		12,573	12,420		12,420	1%	5%

Total Costs and Expenses	360,471	920	361,391	378,072	(3,425)	374,647	-5%	-1%

Operating Income	43,814	(920)	42,894	44,909	3,425	48,334	-2%	-9%
Operating Margin	10.8%		10.6%	10.6%		11.4%

Interest Expense	(4,071)		(4,071)	(3,573)		(3,573)	14%	14%
Foreign Exchange Gain	221		221	(80)		(80)
Interest Income and Other	377		377	664		664	-43%	-43%

Income Before Taxes	40,341	(920)	39,421	41,920	3,425	45,345	-4%	-11%

Provision for Income Taxes (A)	9,327	(263)	9,064	9,463	1,419	10,882	-1%	-15%

Net Income	$31,014	(657)	30,357	32,457	2,006	34,463	-4%	-10%

Earnings Per Share- Diluted (A)	$0.53	(0.01)	0.52	0.55	0.03	0.58	-4%	-9%

Average Shares - Diluted	58,176	58,176	58,176	59,366	59,366	59,366

See the accompanying Notes to Unaudited Financial Statements for a description of each Adjustment.

JOHN WILEY & SONS, INC.
FOR THE FIRST QUARTER ENDED
JULY 31, 2016 AND 2015

RECONCILIATION OF US GAAP TO ADJUSTED EPS - DILUTED (UNAUDITED)

	First Quarter Ended
	July 31,
	2016	2015

US GAAP Earnings Per Share - Diluted	$0.53	$0.55
Adjusted to exclude the following:
Restructuring (Credits) Charges (A)	(0.01)	0.03

Adjusted Earnings Per Share - Diluted	$0.52	$0.58

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Adjustments:
a
Restructuring (Credits) Charges: The adjusted results for the three months ended July 31, 2016 and 2015 exclude restructuring (credits) charges related to the Company's Restructuring and Reinvestment Program of $(0.9) million or $(0.01) per share, and $3.4 million or $0.03 per share, respectively.  The first quarter of fiscal year 2017 credit reflects the true-up of facility lease reserves.

Non-GAAP Financial Measures:
In addition to providing financial results in accordance with GAAP, the Company has provided adjusted financial results that exclude the impact of other nonrecurring items described in more detail throughout this press release.  These non-GAAP financial measures are labeled as "Adjusted" and are used for evaluating the results of operations for internal purposes.  These non-GAAP measures are not intended to replace the presentation of financial results in accordance with GAAP.  Rather, the Company believes the exclusion of such items provides additional information to investors to facilitate the comparison of past and present operations. Unless otherwise noted, adjusted amounts in the attached schedules include foreign exchange.

JOHN WILEY & SONS, INC.
UNAUDITED SEGMENT RESULTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2016 AND 2015
(in thousands)

FIRST QUARTER ENDED JULY 31,

	2016			2015			% Change
	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjustments (A)	Adjusted	US GAAP	Adjusted excl. FX
Revenue
Research	$234,441	-	234,441	237,390	-	237,390	-1%	2%
Professional Development	96,066	-	96,066	98,665	-	98,665	-3%	-2%
Education	73,778	-	73,778	86,926	-	86,926	-15%	-14%

Total	$404,285	-	404,285	422,981	-	422,981	-4%	-2%

Direct Contribution to Profit
Research	$106,417	(69)	106,348	106,614	370	106,984	0%	2%
Professional Development	39,884	352	40,236	41,281	10	41,291	-3%	-1%
Education	17,716	1	17,717	23,289	(11)	23,278	-24%	-23%

Total	$164,017	284	164,301	171,184	369	171,553	-4%	-2%

Contribution to Profit (After Allocated Shared Services and Admin. Costs)
Research	$63,310	(69)	63,241	65,078	370	65,448	-3%	0%
Professional Development	19,618	352	19,970	19,013	10	19,023	3%	7%
Education	(1,992)	1	(1,991)	5,033	(11)	5,022	-140%	-138%

Total	$80,936	284	81,220	89,124	369	89,493	-9%	-7%

Unallocated Shared Services and Admin. Costs	(37,122)	(1,204)	(38,326)	(44,215)	3,056	(41,159)	-16%	-4%

Operating Income	$43,814	(920)	42,894	44,909	3,425	48,334	-2%	-9%

Total Shared Services and Admin. Costs by Function
Distribution and Operation Services	$(19,542)	13	(19,529)	(20,649)	757	(19,892)	-5%	2%
Technology and Content Management	(70,140)	70	(70,070)	(61,944)	1,152	(60,792)	13%	17%
Finance	(11,404)	(155)	(11,559)	(13,470)	71	(13,399)	-15%	-12%
Other Administration	(19,117)	(1,132)	(20,249)	(30,212)	1,076	(29,136)	-37%	-29%
Total	$(120,203)	(1,204)	(121,407)	(126,275)	3,056	(123,219)	-5%	0%

(A)	See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

UNAUDITED ADJUSTED CONTRIBUTION TO PROFIT
INCLUDING ALLOCATED SHARED SERVICES AND ADMINISTRATIVE COSTS
FOR THE FIRST QUARTER ENDED
JULY 31, 2016 AND 2015
(in thousands)

	First Quarter Ended
	July 31,
	2016	2015	% Change	% Change excl. FX
Research:
Direct Contribution to Profit	$106,417	106,614	0%	2%
Restructuring Charges (Credits) (A)	(69)	370
Adjusted Direct Contribution to Profit	106,348	106,984	-1%	2%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(9,386)	(10,245)	-8%	-5%
Technology and Content Management	(28,272)	(24,056)	18%	20%
Occupancy and Other	(5,449)	(7,235)	-25%	-25%
Adjusted Contribution to Profit (after allocated	$63,241	65,448	-3%	0%
Shared Services and Admin. Costs)

Professional Development:
Direct Contribution to Profit	$39,884	41,281	-3%	-2%
Restructuring Charges (A)	352	10
Adjusted Direct Contribution to Profit	40,236	41,291	-3%	-1%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(5,842)	(6,871)	-15%	-12%
Technology and Content Management	(9,856)	(9,804)	1%	1%
Occupancy and Other	(4,568)	(5,593)	-18%	-18%
Adjusted Contribution to Profit (after allocated	$19,970	19,023	5%	7%
Shared Services and Admin. Costs)

Education:
Direct Contribution to Profit	$17,716	23,289	-24%	-24%
Restructuring Charges (A)	1	(11)
Adjusted Direct Contribution to Profit	17,717	23,278	-24%	-23%

Allocated Shared Services and Admin. Costs:
Distribution and Operation Services	(3,270)	(3,425)	-5%	-5%
Technology and Content Management	(12,952)	(10,887)	19%	19%
Occupancy and Other	(3,486)	(3,944)	-12%	-12%
Adjusted Contribution to Profit (after allocated	$(1,991)	5,022	140%	138%
Shared Services and Admin. Costs)

Total Adjusted Contribution to Profit (after	$81,220	89,493	-9%	-7%
allocated Shared Services and Admin. Costs)

Unallocated Shared Services and Admin. Costs:
Unallocated Shared Services and Admin. Costs	$(37,122)	(44,215)	-16%	-13%
Restructuring Charges (Credits) (A)	(1,204)	3,056
Adjusted Unallocated Shared Services and Admin. Costs	$(38,326)	(41,159)	-7%	-4%

Adjusted Operating Income	$42,894	48,334	-11%	-9%

(A) See the accompanying Notes to Unaudited Financial Statements for a description of the Adjustment.
Note: As part of Wiley’s Restructuring and Reinvestment Program, the Company consolidated its Marketing Services functions into a single global shared service function. This newly centralized service group enables significant cost reduction opportunities, including efficiencies gained from standardized technology and centralized management. The cost of these functions were previously reported as direct operating expenses in each business segment but are now reported within Shared Services and Administrative Costs and then allocated to each business segment above. Prior year amounts have been restated to reflect the same reporting methodology.

JOHN WILEY & SONS, INC.
SEGMENT REVENUE by PRODUCT/SERVICE
FOR THE FIRST QUARTER ENDED
JULY 31, 2016 AND 2015
(in thousands)

	First Quarter
	Ended July 31,		% of	% Change
	2016	2015	Revenue	excl. FX
RESEARCH
Journal Revenue
Journal Subscriptions	$160,081	159,068	68%	3%
Author-Funded Access	7,513	5,692	3%	39%
Licensing, Reprints, Backfiles, and Other	37,362	37,626	16%	3%
Total Journal Revenue	204,956	202,386	87%	4%

Books and References:
Print Books	18,568	23,382	8%	-17%
Digital Books	8,441	8,827	4%	0%
Licensing and Other	2,476	2,795	1%	-4%
Total Books and References Revenue	29,485	35,004	13%	-12%

Total Revenue	$234,441	237,390	100%	2%

PROFESSIONAL DEVELOPMENT
Knowledge Services:
Print Books	$41,513	48,712	43%	-13%
Digital Books	11,194	10,633	12%	7%
Online Test Preparation and Certification	9,707	7,906	10%	23%
Other Knowledge Service Revenue	4,724	5,391	5%	-11%
	67,138	72,642	70%	-6%

Talent Solutions:
Assessment	13,522	13,275	14%	2%
Corporate Learning	15,406	12,748	16%	20%
	28,928	26,023	30%	11%

Total Revenue	$96,066	98,665	100%	-2%

EDUCATION
Books:
Print Textbooks	$23,489	34,544	32%	-31%
Digital Books	4,836	5,754	7%	-14%
	28,325	40,298	38%	-28%

Custom Material	19,398	22,743	26%	-15%

Course Workflow (WileyPLUS)	866	1,020	1%	-15%

Online Program Management (Deltak)	23,172	20,502	31%	13%

Other Education Revenue	2,017	2,363	3%	-10%

Total Revenue	$73,778	86,926	100%	-14%

Note: Segment Revenue Categorization

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FINANCIAL POSITION
(in thousands)

	July 31,		April 30,
	2016	2015	2016
Current Assets
Cash & cash equivalents	$185,894	369,413	363,806
Accounts receivable	213,968	202,570	167,638
Inventories	54,822	58,680	57,779
Prepaid and other	119,392	76,276	81,456
Total Current Assets	574,076	706,939	670,679
Product Development Assets	64,122	61,623	72,126
Technology, Property and Equipment	214,740	198,889	214,770
Intangible Assets	831,249	919,996	877,007
Goodwill	916,690	971,407	951,663
Income Tax Deposits	62,200	58,877	62,912
Other Assets	80,185	63,869	71,939
Total Assets	2,743,262	2,981,600	2,921,096

Current Liabilities
Short-term debt	-	100,000	-
Accounts and royalties payable	138,397	142,741	166,222
Deferred revenue	321,616	281,136	426,489
Accrued employment costs	55,241	59,910	97,902
Accrued income taxes	3,368	9,605	9,450
Accrued pension liability	5,467	4,603	5,492
Other accrued liabilities	69,042	61,839	76,252
Total Current Liabilities	593,131	659,834	781,807
Long-Term Debt	653,000	750,473	605,007
Accrued Pension Liability	206,814	202,230	224,170
Deferred Income Tax Liabilities	191,388	205,004	189,868
Other Long-Term Liabilities	82,521	83,395	83,138
Shareholders' Equity	1,016,408	1,080,664	1,037,106
Total Liabilities & Shareholders' Equity	$2,743,262	2,981,600	2,921,096

JOHN WILEY & SONS, INC.
UNAUDITED STATEMENTS OF FREE CASH FLOW
(in thousands)

	Three Months Ended
	July 31,
	2016	2015
Operating Activities:
Net income	$31,014	32,457
Amortization of intangibles	12,573	12,420
Amortization of composition costs	9,731	9,650
Depreciation of technology, property and equipment	17,125	16,491
Restructuring charges (credits)	(920)	3,425
Restructuring payments	(6,461)	(9,022)
Share-based compensation expense	224	3,898
Excess tax benefits from share-based compensation	(260)	(503)
Royalty advances	(26,166)	(24,811)
Earned royalty advances	30,555	32,060
Other non-cash charges and credits	16,798	14,447
Change in deferred revenue	(88,434)	(95,940)
Net change in operating assets and liabilities	(132,491)	(118,654)
Cash Used for Operating Activities	(136,712)	(124,082)

Investments in organic growth:
Composition spending	(7,989)	(8,284)
Additions to technology, property and equipment	(20,778)	(22,283)

Free Cash Flow	(165,479)	(154,649)

Other Investing and Financing Activities:
Acquisitions, net of cash	(8,600)	(2,221)
Repayment of long-term debt	(153,707)	(33,717)
Borrowings of long-term debt	201,700	134,100
Change in book overdrafts	(12,261)	(5,671)
Cash dividends	(17,914)	(17,609)
Purchase of treasury shares	(11,289)	(12,723)
Proceeds from exercise of stock options and other	13,429	375
Excess tax benefits from share-based compensation	260	503
Cash Provided by Investing and Financing Activities	11,618	63,037

Effects of Exchange Rate Changes on Cash	(24,051)	3,584

Decrease in Cash and Cash Equivalents for Period	$(177,912)	(88,028)

RECONCILIATION TO GAAP PRESENTATION

Investing Activities:
Composition spending	$(7,989)	(8,284)
Additions to technology, property and equipment	(20,778)	(22,283)
Acquisitions, net of cash	(8,600)	(2,221)
Cash Used for Investing Activities	$(37,367)	(32,788)

Financing Activities:
Cash Used for Investing and Financing Activities	$11,618	63,037
Excluding:
Acquisitions, net of cash	(8,600)	(2,221)
Cash Provided by Financing Activities	$20,218	65,258

Note: The Company’s management evaluates performance using free cash flow.  The Company believes free cash flow provides a meaningful and comparable measure of performance.  Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for other GAAP measures, including cash used for or provided by operating activities, investing activities and financing activities, as an indicator of performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Mark Allin
Mark Allin
President and
Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Chief Financial Officer and
Executive Vice President, Technology and Operations

Dated: September 7, 2016